EXHIBIT 99.1
For Immediate Release
For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2265
Rex_Schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. REPORTS
15% GAIN IN DILUTED EARNINGS PER SHARE
FOR FIRST QUARTER 2006
HIGHLIGHTS:
•	Record First Quarter Earnings
Diluted Earnings Per Share of $.39 — Up 15%
Net Income of $16 Million — Up 19%
Return on Tangible Equity of 17.66%
Total Assets Rise to $6.1 billion
•	Strong Loan Demand, Rise in Net Interest Margin and Fee Revenue Drove Performance
BLAIRSVILLE, GA, April 18, 2006 — United Community Banks, Inc. (Nasdaq: UCBI), Georgia’s third largest bank holding company, today announced record financial results for the first quarter of 2006. Compared with the first quarter of 2005, the company achieved a 21% increase in total revenue, a 19% rise in net income and a 15% gain in diluted earnings per share.
For the first quarter of 2006, net income rose to $16.0 million compared with $13.4 million a year earlier. Diluted earnings per share increased to $.39 from $.34 a year ago. Total revenue, on a taxable equivalent basis, was $68.0 million compared with $56.1 million for the first quarter of 2005. Return on tangible equity was 17.66% and return on assets was 1.09%, compared with 19.86% and 1.06%, respectively, a year ago.

“Demand for loans and deposits was strong across all markets, leading to excellent growth opportunities.” said Jimmy Tallent, President and Chief Executive Officer of United Community Banks. “This strong growth pushed total assets above $6 billion, a 15% increase from a year ago and a significant milestone for our company. Loans increased $186 million during the first quarter, or 17% on an annualized basis, and helped drive the increase in net interest revenue. We added $271 million of deposits this quarter, which more than funded our loan growth as we continued to focus on programs to grow core deposits. Our net interest margin rose to 4.33%, up 28 basis points from a year ago and up 13 basis points from last quarter, as increasing short-term interest rates continued to positively affect our slightly asset-sensitive balance sheet. Fee revenue was up 15%, reflecting increases in every category.”
At March 31, 2006, total loans were $4.6 billion, up $707 million, or 18%, from a year ago. All of the loan growth was organic, which included growth from a significant de novo expansion in Hall County, Georgia. “Organic growth, with an uncompromising focus on sound credit quality, is at the core of our balanced growth strategy and is further supported by our focused de novo expansion,” Tallent said. “We find the right people and build around them, usually adding two to four new offices a year. In the first quarter, we opened our fifth banking office in Hall County, a second location in Savannah and a commercial loan office in Jasper, which is located in Pickens County just north of Atlanta.” Tallent continued, “Ten months ago, we entered Gainesville by partnering with three local and highly respected banking executives to form United Community Bank — Hall County. Since opening for business in May of 2005, this team has added more than $280 million in loans and $170 million in deposits. We now have 85 staff and 5 banking offices, including the main office located in downtown Gainesville. It is a testimony to the success and strength of our existing franchise that we were able to reinvest earnings to absorb these significant de novo undertakings and still deliver on our primary financial goal of consistent, sustainable double-digit growth in earnings per share.”
“The first quarter continued a trend of outstanding deposit growth. We added $271 million of deposits and over half were core deposits,” Tallent said. “Our relentless focus on the highest level of customer service has generated customer satisfaction scores that continue to exceed 90%, well above the comparable industry average of 75%. This is invaluable in building deposits through customer referrals while also maintaining and growing long-term relationships with existing customers.”
For the first quarter, taxable equivalent net interest revenue of $59.7 million was up $11.5 million, or 24%, from the first quarter of 2005. Taxable equivalent net interest margin for the first quarter was 4.33%, compared with 4.05% a year ago and 4.20% for the fourth quarter of 2005. “Our balance sheet has remained asset sensitive, which allowed us to benefit from the rise in interest rates that produced a slight margin expansion throughout 2005 and into the first quarter of 2006,” Tallent said.
The first quarter provision for loan losses was $3.5 million, up $1.1 million from a year earlier and equal to the fourth quarter of 2005. Annualized net charge-offs to average loans were 11 basis points for the first quarter, compared with 16 basis points for the fourth quarter of 2005 and 12 basis points for the first quarter of 2005. At quarter-end, non-performing assets totaled $8.4 million compared with $13.0 million at the end of the fourth quarter of 2005 and $13.7 million a year ago. Non-performing assets as a percentage of total assets were 14 basis points at quarter-end, compared with 22 basis points at December 31, 2005 and 26 basis points at March 31, 2005. “During the first quarter, our credit quality remained solid and we experienced a lower level of net charge-offs and non-performing assets. Asset quality continues to compare favorably with peer banks and can be somewhat volatile at these low levels,” Tallent said. “Strong credit quality, rooted with our guiding principle of securing loans with hard assets, is essential to our balanced growth strategy and overall success.”
Fee revenue of $11.8 million reflected an increase of $1.6 million, or 15%, from $10.2 million for the first quarter of 2005. “Fee revenue growth was achieved in every category,” Tallent stated. “Service charges and fees on deposit accounts increased $739,000 to $6.4 million, primarily due to growth in transactions and new accounts resulting from core deposit programs and ATM fees. Brokerage fees increased $408,000 to $850,000 due to strong market activity. Consulting fees of $1.6 million were up slightly, due to the growth in risk management services,” Tallent added.

Operating expenses of $42.2 million increased $7.4 million, or 21%, from the first quarter of 2005. Salaries and employee benefit costs of $27.6 million increased $5.4 million, or 24%, from the first quarter of 2005 due to an increase in staff to support our significant expansion efforts and business growth. Communications and equipment expenses increased $394,000 to $3.4 million due to further investments in technology equipment to support business growth. Advertising and public relations expense rose $525,000 to $1.9 million reflecting the continuing cost of initiatives to raise core deposits and ongoing efforts to generate brand awareness in new markets. Occupancy expense increased $264,000 to $2.9 million reflecting the increase in cost to operate additional banking offices added through de novo expansion. Postage, printing and supplies expense increased $165,000 to $1.5 million reflecting the higher cost of office supplies and courier costs resulting from the growing franchise. The increase in other operating expense was due to higher lending related costs and other expenses related to business growth. “Our operating efficiency ratio of 59.06% for the quarter is within our long-term efficiency goal of 58% to 60%, reflecting the continued strength of our existing franchise, strong revenue growth and disciplined expense controls, which more than offset the costs of reinvesting for the future through our recent expansion efforts,” Tallent said.
“Our outlook for 2006 is for operating earnings per share growth within our long-term goal of 12% to 15%, which includes dilution related to the equity offering completed during the fourth quarter of 2005 and expensing of stock options,” Tallent said. “We anticipate core loan growth will to be at the upper-end of our targeted range of 10% to 14%. Our net interest margin has benefited from rising short-term interest rates; however, we expect these rates to level-off and our margin could decrease slightly in the second half of 2006, due to further pricing competition for deposits. Our outlook assumes a stable economic environment and continued strong credit quality.”
“We are committed to excellent customer service, superior operating performance and solid credit quality as we continue our efforts to build shareholder value through our balanced growth strategy of strong internal growth, complemented by selective de novo and merger expansion,” Tallent added.

Conference Call
United Community Banks will hold a conference call on Tuesday, April 18, 2006, at 11 a.m. ET to discuss the contents of this news release, as well as business highlights for the quarter and the financial outlook for the remainder of 2006. The telephone number for the conference call is (866) 356-4279 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company’s web site at ucbi.com.
About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. As of March 31, 2006, United Community Banks had assets of $6.1 billion and operated 24 community banks with 93 banking offices located throughout north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq National Market under the symbol UCBI. Additional information may be found at the company’s web site at ucbi.com.
Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 4 of United Community Banks, Inc. annual report filed on Form 10-K with the Securities and Exchange Commission.
(Tables Follow)

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
For the Three Months Ended March 31, 2006

						First
	2006	2005				Quarter
(in thousands, except per share	First	Fourth	Third	Second	First	2006-2005
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change

INCOME SUMMARY
Interest revenue	$102,797	$95,465	$89,003	$80,701	$73,649
Interest expense	43,065	38,576	34,033	29,450	25,367

Net interest revenue	59,732	56,889	54,970	51,251	48,282	24%
Provision for loan losses	3,500	3,500	3,400	2,800	2,400
Fee revenue	11,758	11,373	12,396	12,179	10,200	15

Total revenue	67,990	64,762	63,966	60,630	56,082	21
Operating expenses	42,222	40,520	41,294	38,808	34,779	21

Income before taxes	25,768	24,242	22,672	21,822	21,303	21
Income taxes	9,729	9,012	8,374	8,049	7,862

Net income	$16,039	$15,230	$14,298	$13,773	$13,441	19

PERFORMANCE MEASURES
Per common share:
Basic earnings	$.40	$.39	$.37	$.36	$.35	14
Diluted earnings	.39	.38	.36	.35	.34	15
Cash dividends declared	.08	.07	.07	.07	.07	14
Book value	12.09	11.80	11.04	10.86	10.42	16
Tangible book value (2)	9.25	8.94	8.05	7.85	7.40	25

Key performance ratios:
Return on tangible equity (1)(2)(3)	17.66%	18.20%	18.90%	19.21%	19.86%
Return on equity (1)(3)	13.25	13.30	13.42	13.46	13.68
Return on assets (3)	1.09	1.05	1.01	1.03	1.06
Net interest margin (3)	4.33	4.20	4.17	4.12	4.05
Efficiency ratio	59.06	58.80	61.16	61.18	59.47
Dividend payout ratio	20.00	17.95	18.92	19.44	20.00
Equity to assets	8.04	7.69	7.46	7.65	7.71
Tangible equity to assets (2)	6.24	5.82	5.53	5.62	5.58

ASSET QUALITY
Allowance for loan losses	$55,850	$53,595	$51,888	$49,873	$48,453
Non-performing assets	8,367	12,995	13,565	13,495	13,676
Net charge-offs	1,245	1,793	1,385	1,380	1,143
Allowance for loan losses to loans	1.22%	1.22%	1.22%	1.22%	1.25%
Non-performing assets to total assets	.14	.22	.24	.24	.26
Net charge-offs to average loans (3)	.11	.16	.13	.14	.12

AVERAGE BALANCES
Loans	$4,505,494	$4,328,613	$4,169,170	$3,942,077	$3,797,479	19
Investment securities	1,038,683	1,004,966	1,008,687	996,096	946,194	10
Earning assets	5,574,712	5,383,096	5,239,195	4,986,339	4,819,961	16
Total assets	5,960,801	5,769,632	5,608,158	5,338,398	5,164,464	15
Deposits	4,613,809	4,354,275	4,078,437	3,853,884	3,717,916	24
Stockholders’ equity	478,960	443,746	418,459	408,352	398,164	20
Common shares outstanding:
Basic	40,088	39,084	38,345	38,270	38,198
Diluted	41,190	40,379	39,670	39,436	39,388

AT PERIOD END
Loans	$4,584,155	$4,398,286	$4,254,051	$4,072,811	$3,877,575	18
Investment securities	983,846	990,687	945,922	990,500	928,328	6
Earning assets	5,633,381	5,470,718	5,302,532	5,161,067	4,907,743	15
Total assets	6,070,596	5,865,756	5,709,666	5,540,242	5,265,771	15
Deposits	4,748,438	4,477,600	4,196,369	3,959,226	3,780,521	26
Stockholders’ equity	485,414	472,686	424,000	415,994	398,886	22
Common shares outstanding	40,119	40,020	38,383	38,283	38,249

(1)	Net income available to common stockholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(2)	Excludes effect of acquisition related intangibles and associated amortization.

(3)	Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income
For the Three Months Ended March 31,

	Three Months Ended
	March 31,
(in thousands, except per share data)	2006	2005
Interest revenue:
Loans, including fees	$90,365	$63,467
Investment securities:
Taxable	11,318	9,014
Tax exempt	514	525
Federal funds sold and deposits in banks	158	259

Total interest revenue	102,355	73,265

Interest expense:
Deposits:
Demand	7,187	3,527
Savings	228	168
Time	25,386	13,008

Total deposit interest expense	32,801	16,703
Federal funds purchased, repurchase agreements, & other short-term borrowings	1,476	885
Federal Home Loan Bank advances	6,629	5,657
Long-term Debt	2,159	2,122

Total interest expense	43,065	25,367

Net interest revenue	59,290	47,898
Provision for loan losses	3,500	2,400

Net interest revenue after provision for loan losses	55,790	45,498

Fee revenue:
Service charges and fees	6,353	5,614
Mortgage loan and other related fees	1,513	1,483
Consulting fees	1,584	1,482
Brokerage fees	850	442
Securities losses, net	(3)	—
Other	1,461	1,179

Total fee revenue	11,758	10,200

Total revenue	67,548	55,698

Operating expenses:
Salaries and employee benefits	27,643	22,235
Communications and equipment	3,376	2,982
Occupancy	2,932	2,668
Advertising and public relations	1,888	1,363
Postage, printing and supplies	1,516	1,351
Professional fees	1,161	1,038
Amortization of intangibles	503	503
Other	3,203	2,639

Total operating expenses	42,222	34,779

Income before income taxes	25,326	20,919
Income taxes	9,287	7,478

Net income	$16,039	$13,441

Net income available to common stockholders	$16,034	$13,434

Earnings per common share:
Basic	$.40	$.35
Diluted	.39	.34
Weighted average common shares outstanding (in thousands):
Basic	40,088	38,198
Diluted	41,190	39,388

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet
For the period ended

	March 31,	December 31,	March 31,
(in thousands, except per share data)	2006	2005	2005
ASSETS
Cash and due from banks	$150,378	$121,963	$98,502
Interest-bearing deposits in banks	12,259	20,607	21,677

Cash and cash equivalents	162,637	142,570	120,179

Securities available for sale	983,846	990,687	928,328
Mortgage loans held for sale	18,455	22,335	34,628
Loans, net of unearned income	4,584,155	4,398,286	3,877,575
Less — allowance for loan losses	55,850	53,595	48,453

Loans, net	4,528,305	4,344,691	3,829,122

Premises and equipment, net	120,021	112,887	105,188
Accrued interest receivable	41,895	37,197	30,519
Intangible assets	118,149	118,651	120,119
Other assets	97,288	96,738	97,688

Total assets	$6,070,596	$5,865,756	$5,265,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$653,624	$602,525	$541,690
Interest-bearing demand	1,277,434	1,264,947	1,120,284
Savings	176,205	175,453	177,051
Time deposits:
Less than $100,000	1,308,698	1,218,277	1,007,313
Greater than $100,000	1,029,464	895,466	618,028
Brokered deposits	303,013	320,932	316,155

Total deposits	4,748,438	4,477,600	3,780,521
Federal funds purchased, repurchase agreements, & other short-term borrowings	167,369	122,881	154,633
Federal Home Loan Bank advances	510,602	635,616	785,382
Long-term debt	111,869	111,869	111,869
Accrued expenses and other liabilities	46,904	45,104	34,480

Total liabilities	5,585,182	5,393,070	4,866,885

Shareholders’ equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized; 32,200, 32,200 and 44,800 shares issued and outstanding	322	322	448
Common stock, $1 par value; 100,000,000 shares authorized; 40,119,288, 40,019,853 and 38,407,874 shares issued	40,119	40,020	38,408
Common stock issuable; 16,549 and 9,948 shares as of March 31, 2006 and December 31, 2005, respectively	451	271	—
Capital surplus	195,382	193,355	154,535
Retained earnings	263,384	250,563	215,466
Treasury stock; 158,467 shares as of March 31, 2005, at cost	—	—	(3,074)
Accumulated other comprehensive (loss) income	(14,244)	(11,845)	(6,897)

Total shareholders’ equity	485,414	472,686	398,886

Total liabilities and shareholders’ equity	$6,070,596	$5,865,756	$5,265,771

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2006			2005
	Average		Avg.	Average		Avg.
(In thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,505,494	$90,254	8.12%	$3,797,479	$63,136	6.74%
Taxable securities (3)	989,683	11,318	4.57	896,307	9,014	4.02
Tax-exempt securities (1) (3)	49,000	846	6.90	49,887	864	6.93
Federal funds sold and other interest-earning assets	30,535	379	4.96	76,288	635	3.33

Total interest-earning assets	5,574,712	102,797	7.47	4,819,961	73,649	6.18

Non-interest-earning assets:
Allowance for loan losses	(54,825)			(48,155)
Cash and due from banks	122,486			92,393
Premises and equipment	115,590			102,409
Other assets (3)	202,838			197,856

Total assets	$5,960,801			$5,164,464

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Transaction accounts	$1,245,745	7,187	2.34	$1,074,303	3,527	1.33
Savings deposits	175,796	228	.53	173,424	168	.39
Time deposits less than $100,000	1,270,078	12,035	3.84	995,389	6,462	2.63
Time deposits greater than $100,000	979,665	10,409	4.31	592,240	4,369	2.99
Brokered deposits	315,090	2,942	3.79	347,053	2,177	2.54

Total interest-bearing deposits	3,986,374	32,801	3.34	3,182,409	16,703	2.13

Federal funds purchased & other borrowings	128,602	1,476	4.65	139,574	885	2.57
Federal Home Loan Bank advances	586,722	6,629	4.58	770,715	5,657	2.98
Long-term debt	111,869	2,159	7.83	111,868	2,122	7.69

Total borrowed funds	827,193	10,264	5.03	1,022,157	8,664	3.44

Total interest-bearing liabilities	4,813,567	43,065	3.63	4,204,566	25,367	2.45

Non-interest-bearing liabilities:
Non-interest-bearing deposits	627,436			535,507
Other liabilities	40,838			26,227

Total liabilities	5,481,841			4,766,300
Stockholders’ equity	478,960			398,164

Total liabilities and stockholders’ equity	$5,960,801			$5,164,464

Net interest revenue		$59,732			$48,282

Net interest-rate spread			3.84%			3.73%

Net interest margin (4)			4.33%			4.05%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans.
The rate used was 39%, reflecting the statutory federal tax rate and the federal tax adjusted state tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $14.2 million in 2006 and pretax unrealized gains of $3.1 million in 2005 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.